UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2021

MERITOR, INC.
(Exact name of registrant as specified in its charter)

Indiana	1-15983	38-3354643
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File No.)	Identification No.)

2135 West Maple Road
Troy, Michigan
(Address of principal executive offices)

48084-7186
(Zip code)

Registrant’s telephone number, including area code: (248) 435-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $1 Par Value	MTOR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 28, 2021, Jeffrey A. Craig, Chief Executive Officer and President of Meritor, Inc. (the “Company”), transitioned to the role of Executive Chairman of the Board of Directors of the Company (the “Board”) and Chris Villavarayan was appointed as Chief Executive Officer and President of the Company. Also effective February 28, 2021, in connection with Mr. Villavarayan’s appointment and pursuant to Section 7.01 of the Amended and Restated Articles of Incorporation of the Company and Section 3.1 of the Amended and Restated By-Laws of the Company, the Board (i) approved an increase in the number of directors serving on the Board to eleven (11) and (ii) appointed Mr. Villavarayan as a Class I director with a term expiring at the 2022 annual meeting of shareholders to fill the vacancy on the Board created by such increase.

On February 25, 2021, Rhonda L. Brooks provided the Board with notice of her resignation as a director of the Company, effective April 1, 2021. Ms. Brooks has served as a director of the Company since July 1999. Ms. Brooks’ decision to resign from the Board was not the result of any disagreement with the Company on any matter relating to its operations, policies or practices.

Effective March 1, 2021, the Compensation and Management Development Committee of the Board approved an increase in the compensation to be paid to Carl D. Anderson, II, the Company’s Senior Vice President and Chief Financial Officer, in consideration of the increased responsibilities assumed in connection with the leadership transition described above. Mr. Anderson’s annual base salary will be increased to $630,000; his target bonus award for fiscal year 2021 under the Company’s Incentive Compensation Plan will remain at 75% of his annual base salary; and his target award for the three-year performance period of fiscal 2021 to 2023 established pursuant to the Company’s 2020 Long-Term Incentive Plan will be increased to $1,266,000.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective February 28, 2021, the Board, upon the recommendation of the Corporate Governance and Nominating Committee of the Board, adopted Amended and Restated By-Laws of the Company. The amended provisions of the Amended and Restated By-Laws of the Company (i) create the office of Executive Chairman of the Board (which will replace the office of Chairman of the Board), who will be responsible for the general oversight of the operation and affairs of the Company, and (ii) conform related provisions of the Amended and Restated ByLaws of the Company by inserting references to the Executive Chairman of the Board, Lead Independent Director of the Board and the Chief Executive Officer and President where appropriate. A redline of the Amended and Restated By-Laws of the Company is filed as Exhibit 3-b to this Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
3-b	Redline Amended and Restated By-Laws of Meritor, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERITOR, INC.
(Registrant)

Date: March 1, 2021	By:	/s/ Hannah S. Lim-Johnson
Hannah S. Lim-Johnson
Senior Vice President, Chief Legal Officer &
Corporate Secretary